Sub-Item 77I: Terms of New or Amended
Securities
Effective June 30, 2010, the Goldman Sachs
Strategic Income Fund (the Fund),
a new series of the Trust, commenced
offering Class A, Class C,
Institutional, Class IR and Class R Shares.
The terms of the Class A, Class C,
Institutional, Class IR and Class R
Shares for the Fund are described in
Post-Effective Amendment No. 249
to the Trust's Registration Statement
on Form N-1A filed with the
Securities and Exchange Commission on
June 30, 2010
(Accession No. 0000950123-10-062676).
Amendment No. 57 to the Trust's Agreement and Declaration of
Trust, dated June 17, 2010, which
established the Fund
as a new series of the Trust and Class
A, Class C, Institutional,
Class IR and Class R Shares of the Fund, is incorporated herein by reference to Exhibit (a)(58) to Post-Effective
Amendment No. 249 to the Trust's
Registration Statement on Form
N-1A filed with the Securities and
Exchange Commission on
June 30, 2010
(Accession No. 0000950123-10-062676).

Effective July 30, 2010, the Goldman
Sachs Enhanced Income Fund,
Goldman Sachs Short Duration Tax-Free
Fund, Goldman Sachs Municipal
Income Fund, Goldman Sachs High Yield
Municipal Fund, Goldman Sachs
Emerging Markets Debt Fund, Goldman
Sachs Local Emerging Markets
Debt Fund and Goldman Sachs Global
Income Fund (the Funds)
commenced offering Class IR Shares.

The terms of the Class IR Shares for
each of the Funds are described
in Post-Effective Amendment No. 252 to
the Trust's Registration Statement
on Form N-1A filed with the Securities
and Exchange Commission on
July 29, 2010 (Accession No. 0000950123-10-069831).
Amendment No. 56 to the Trust's Agreement and Declaration of Trust, dated May 20, 2010, which established Class
IR Shares for each of the
Funds, is incorporated herein by reference to Exhibit (a)(57) to
Post-Effective Amendment No. 249 to the
Trust's Registration
Statement on Form N-1A filed with the
Securities and Exchange
Commission on June 30, 2010
(Accession No. 0000950123-10-062676).